UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 11, 2011

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On May 12, 2011, Nordstrom, Inc. issued an earnings release announcing its results of operations for the quarter ended April 30, 2011, its financial position as of April 30, 2011, and its cash flows for the quarter ended April 30, 2011. A copy of this earnings release is attached as Exhibit 99.1.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 12, 2011, Nordstrom, Inc. issued a press release announcing the reelection of all existing members of the Board of Directors and the addition of Michelle M. Ebanks, President of Essence Communications, Inc. as a new director on the Board. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Nordstrom, Inc. (the “Company”) held on May 11, 2011, the shareholders voted on the election of each of the company’s twelve nominees for directors for the term of one year, the approval of the amendment to the Nordstrom, Inc. Employee Stock Purchase Plan, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, an advisory resolution on executive compensation, and an advisory vote on the frequency of future advisory votes on executive compensation.

The results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Phyllis J. Campbell	166,760,174	203,416	241,985	18,054,294
Michelle M. Ebanks	166,566,170	344,893	294,512	18,054,294
Enrique Hernandez, Jr.	160,143,854	6,868,552	193,169	18,054,294
Robert G. Miller	166,728,318	185,351	291,906	18,054,294
Blake W. Nordstrom	166,750,554	217,359	237,662	18,054,294
Erik B. Nordstrom	166,748,603	218,481	238,491	18,054,294
Peter E. Nordstrom	166,755,876	208,931	240,768	18,054,294
Philip G. Satre	162,266,586	4,591,360	347,629	18,054,294
Felicia D. Thornton	166,691,584	197,098	316,893	18,054,294
B. Kevin Turner	166,730,927	210,454	264,194	18,054,294
Robert D. Walter	163,286,609	3,535,614	383,352	18,054,294
Alison A. Winter	166,730,309	224,051	251,215	18,054,294

Approval of the Amendment to the Nordstrom, Inc. Employee Stock Purchase Plan	165,935,957	912,033	357,585	18,054,294

Ratification of the Appointment of Independent Registered Public Accounting Firm	182,991,469	1,924,089	344,311	n/a

Approval of Advisory Resolution on Executive Compensation	162,475,553	4,270,888	459,134	18,054,294

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Approval of Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	155,594,232	1,090,108	10,264,368	256,867	18,054,294

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

ITEM 7.01 Regulation FD Disclosure

On May 12, 2011, Nordstrom, Inc. issued an earnings release announcing its results of operations for the quarter ended April 30, 2011, its financial position as of April 30, 2011, and its cash flows for the quarter ended April 30, 2011. A copy of this earnings release is attached as Exhibit 99.1.

ITEM 8.01 Other Events

On May 12, 2011, Nordstrom, Inc. issued a press release announcing that its Board of Directors has authorized a $750 million share repurchase program. Nordstrom, Inc. also announced that its Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

99.1	Nordstrom earnings release dated May 12, 2011 relating to the Company’s results of operations for the quarter ended April 30, 2011, its financial position as of April 30, 2011, and its cash flows for the quarter ended April 30, 2011.

99.2	Press release dated May 12, 2011 announcing the reelection of the Company’s existing directors and the appointment of Michelle M. Ebanks to the Company’s Board of Directors.

99.3	Press release of Nordstrom, Inc., dated May 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 12, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Nordstrom earnings release dated May 12, 2011 relating to the Company’s results of operations for the quarter ended April 30, 2011, its financial position as of April 30, 2011, and its cash flows for the quarter ended April 30, 2011.

99.2	Press release dated May 12, 2011 announcing the reelection of the Company’s existing directors and the appointment of Michelle M. Ebanks to the Company’s Board of Directors.

99.3	Press release of Nordstrom, Inc., dated May 12, 2011.